FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934

              Date of Report:   January 5, 2005
              (Date of earliest event reported)


                       BORGWARNER INC.
   (Exact name of registrant as specified in its charter)


           Delaware              1-12162
                                                    13-3404508
     (State of Incorporation)(Commission File No.)  (IRS
     Employer                          Identification No.)

               5435 Corporate Drive, Suite 150
                       Troy, MI 48098
          (Address of principal executive offices)

    Registrant's telephone number, including area code:
                       (248) 373-5550

     [ ]   Written communications pursuant to Rule 425
           under the Securities Act (17 CFR 230.425)
     [ ]   Soliciting material pursuant to Rule 14a-12
           under the Exchange Act (17 CFR 240.14a-12)
     [ ]   Pre-commencement communications pursuant to Rule
           14d-2(b) under the Exchange Act (17 CFR
           240.14d-2[b])
     [ ]   Pre-commencement communications pursuant to Rule
           13e-4[c] under the Exchange Act (17 CFR
           240.13e-4[c])


     Item 2.01 Completion of Acquisition or Disposition of
     Assets.

           On January 4, 2005, BorgWarner Germany GmbH
     ("BorgWarner Germany"), a wholly owned German subsidiary of BorgWarner Inc. ("BorgWarner"), acquired from CEP BE 00 Beteiligungs GmbH, Frau Ingelore
     Ruprecht, Wolfram Birkel, Elsa Birkel, Annegret
     Birkel, Christoph Birkel, Catharina Birkel,
     Klosterfeld Beteiligungen GmbH + Co. KG and
     Meier-Birkel GmbH & Co. KG an aggregate of 6,221,170 shares or 62.21% of the outstanding shares of common stock of Beru AG, a German publicly-traded company
     ("Beru"), for Euro 59 per share (or an aggregate purchase price of approximately Euro 367 million).
     Such acquisition was made pursuant to the Sale and Purchase Agreement dated October 30, 2004, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 4, 2004 and is incorporated herein by reference. The press release issued by BorgWarner on January 4, 2005 announcing the completion of the acquisition is filed herewith as
     Exhibit 99.1, and is incorporated herein in its entirety by reference.

     Item 9.01 Financial Statements and Exhibits

           [a]    Financial Statements

           Financial statements of the business acquired along with any required pro forma financial information will be filed by amendment to this Current
     Report on Form 8-K not later than 71 calendar days after the date of the filing of this current report.

           [b]    Pro Forma Financial Information

           See Paragraph (a) above.

           [c] Exhibits

           99.1 Press Release dated January 4, 2005, announcing the completion of the acquisition of a majority stake in Beru.


     SIGNATURES

           Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         BORGWARNER INC.

                         By:/s/ Vincent M. Lichtenberger
                         --------------------------------
                         Vincent M. Lichtenberger
                         Assistant Secretary

     Dated: January 5, 2005